UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 2, 2015
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2015, the Company obtained unsecured a short term advance of $130,000 from Peter Ullrich a member of the Board of Directors of the Company.  The final agreement to document the advance has not been signed, and the material terms are not final. It is anticipated that the final loan will be at 10% simple interest and conversion rights into Company common stock.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 3, 2016 (the “Resignation Date”) HJ & Associates, LLC (“HJ”) resigned as the independent registered public accounting firm for EAU Technologies, Inc. (the “Company”). Also on February 3, 2016, the Company engaged Haynie & Company, Salt Lake City, Utah, as its new independent registered public accounting firm. The change of the Company’s independent registered public accounting firm from HJ to Haynie & Company was approved by our audit committee.

The reports of HJ on the Company’s financial statements for the two most recent fiscal years contained a modification by HJ raising substantial doubt of the Company’s ability to continue as a going concern.  This modification in HJ’s report was based on the Company’s recurring losses from operations, and its need for additional financing in order to fund its operations. The reports did not contain an adverse or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the Resignation Date, there were (i) no disagreements between the Company and HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of HJ, would have caused HJ to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided HJ with a copy of this Form 8-K and requested that HJ furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not HJ agrees with the above statements. A copy of such letter, dated January 29, 2016, is attached as Exhibit 16.1.

During the Company’s two most recent fiscal years and in the subsequent interim period through the Resignation Date, the Company has not consulted with Haynie & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Section 8 – Other Events

Item 8.01 Other Events.

On February 3, 2016, EAU Technologies, Inc. (the “Company”) announced that the Company will undertake a process to suspend its obligation to file current and periodic reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company currently has fewer than 500 shareholders of record of its common stock and has had less than $10 million in assets as of the end of each of its last three fiscal years, and otherwise will qualify to terminate the registration of its common stock under Section 12(g) of the Exchange Act.

The Company plans to file a Certificate and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate its Section 12(g) registration, on or about February 3, 2016. The termination of the Company’s Section 12(g) registration will become effective 90 days after the filing of the Form 15.

After the filing of the Form 15, in addition to certain obligations under the Exchange Act that will remain applicable to the Company until the Form 15 becomes effective, the Company’s obligations to file current and periodic reports with the SEC will continue under Section 15(d) of the Exchange Act. However, the Company is taking steps, including the termination of its registration statements under the Securities Act of 1933, as amended, to qualify to suspend its obligations under Section 15(d). Upon such qualification, which will require the approval of the SEC Staff, the Company will file a second Certificate and Notice of Termination of Registration on Form 15 to suspend immediately its obligation to file current and periodic reports under Sections 15(d) of the Exchange Act.

Upon the filing of the second Form 15, the Company’s obligations to file certain reports with the SEC, including, but not limited to, Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the second Form 15 to be filed before March 30, 2016.

Following deregistration, the Company does not plan to post current information with OTC or otherwise make it publicly available, and therefore does not expect that its common stock will be eligible for quotation on the OTC Pink Market. The Company’s common stock may continue to trade in the OTC grey market. The Company can give no assurance, however, that trading in its stock will continue on any OTC market or that any other market for the Company’s common stock will exist.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 16.1       Letter from HJ & Associates, LLC dated February 3, 2016

Exhibit 99.1       Press release dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2016	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

Exhibit 16.1

February 3, 2016

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen:

Re: EAU Technologies, Inc.
Commission File No. 000-51807

We have read the statements of EAU Technologies, Inc. pertaining to our firm included in Item 4.01 of the Form 8-K dated December 2, 2015 and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,

/s/HJ & Associates, LLC

HJ & Associates, LLC

Exhibit 99.1
Press Release

EAU Technologies, Inc. (Pink Sheets: EAUI) today announced that it intends to file a Form 15 with the Securities and Exchange Commission on or about February 3, 2016 to begin the process of terminating the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of this process, the Company will cease to file current and periodic reports with the Securities and Exchange Commission (the "SEC"). The Company expects the termination process to be completed by late June 2016.

"After careful consideration of various factors, the Company's Board of Directors determined that deregistration of the Company's common stock was in the best overall interests of the Company's shareholders," stated Doug Kindred, the Company's CEO. "These factors included, among other things, the substantial savings the Company expects to realize from reductions in legal, accounting, insurance and other costs associated with the Company's Exchange Act reporting and costs associated with the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002."

The Company's expects its obligation to file certain reports under the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, will be suspended beginning in the second quarter of 2016. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 12(g) of the Exchange Act.

Following deregistration, the Company does not plan to post current information with OTC or otherwise make it publicly available, and therefore does not expect that its common stock will be eligible for quotation on the OTC Pink Market. The Company’s common stock may continue to trade in the OTC grey market under the symbol EAUI.PK. The Company can give no assurance, however, that trading in its stock will continue on any OTC market or that any other market for the Company’s common stock will exist.